                                                                      EXHIBIT 21

                            RHONE-POULENC RORER INC.

                                  SUBSIDIARIES

Agrico Limited (U.K.)
Approved Prescription Services Limited (U.K.)
APS Health Ltd. (U.K.)
Armour Pharmaceutical Holdings Limited (U.K.)
Armour Pharmaceutical Company Ltd. (U.K.)
Armour Pharmaceutical Co. (De)
Armour Pharmaceutica LTDA (Brazil)
Armour Pharma GmbH (Germany)
Armour Pharmaceutical Products Inc. (De)
Barcroft Company (De)
Bellon (France)
Berk Pharmaceuticals Limited (U.K.)
Berk Pharma A/S (Denmark)
Biovital Laboratoires (France)
Bottu (France)
BRG Partnership (De)
Co-Frusamil Limited (U.K.)
Dermik Labs, Inc. (De)
Dermik II (De)
DeRoc Partnership (De)
Dicoss A.G. (Switzerland)
Dipharm A.G. (Switzerland)
Dr. Schieffer Arznei GmbH (Germany)
Dr. Schieffer Arzneimittel A.G. (Switzerland)
Dr. Schieffer International Arzneimittel GmbH (Germany)
Inmobiliaria RPR, S.A. de C.V. (Mexico)
May & Baker Pharma Inc. (Canada)
May & Baker Pharmaceuticals Limited (U.K.)
May & Baker Limited (U.K.)
May & Baker Limited U.K. (U.K.)
Natrapharm (Ireland) LTD
Nattermann de Mexico (Mexico)
Nattermann Espana S.A. (Spain)
Nattermann & CIE GmbH (Germany)
Nattermann International GmbH (Germany)
Performances Chimiques (France)
Pharmatec Limited (U.K.)
Pharmindustrie S.A. (France)
Piraud A.G. (Switzerland)
Plasma Alliance Inc. (De)
R-PR IPL Group Inc. (De)
R-PR BRG Group Inc. (De)
Rhodiapharm Inc. (Canada)
Rhone-Poulenc Rorer Pharmaceuticals Inc. (De)
Rhone-Poulenc Rorer Pharm Products (De)
Rhone-Poulenc Rorer Pharmaceutical Limited (Ireland)

                                                                      EXHIBIT 21

                            RHONE-POULENC RORER INC.

                                  SUBSIDIARIES

Rhone-Poulenc Rorer Philippines Inc. (Philippines)
Rhone-Poulenc Rorer Pharmaservices (France)
Rhone-Poulenc Rorer Pakistan (PVT) Ltd. (Pakistan)
Rhone-Poulenc Rorer New Zealand Ltd. (New Zealand)
Rhone-Poulenc Rorer Panama S.A. (Panama)
Rhone-Poulenc Rorer Participations (France)
Rhone-Poulenc Rorer Pharma Specialties (France)
Rhone-Poulenc Rorer (Morocco)
Rhone-Poulenc Rorer S.A. (Spain)
Rhone-Poulenc Rorer S.A. De C.V. (Mexico)
Rhone-Poulenc Rorer S.p.A. (Italy)
Rhone-Poulenc Rorer Thailand
Rhone-Poulenc Rorer S.A. (Pty.) Ltd. (South Africa)
Rhone-Poulenc Rorer S.A. (France)
Rhone-Poulenc Rorer Propharm (France)
Rhone-Poulenc Rorer R&D (France)
Rhone-Poulenc Rorer S.A. (Argentina)
Rhone-Poulenc Rorer S.A. (Chile)
Rhone-Poulenc Rorer Principes Actifs (France)
Rhone-Poulenc Rorer Doma (France)
Rhone-Poulenc Rorer Aebe (Greece)
Rhone-Poulenc Rorer S.A. (Uruguay)
Rhone-Poulenc Rorer A.G. (Switzerland)
Rhone-Poulenc Rorer AS (Denmark)
Rhone-Poulenc Rorer Belgium (Belgium)
Rhone-Poulenc Rorer Australia Pty. Ltd. (Australia)
Rhone-Poulenc Pharma AB (Sweden)
Rhone-Poulenc Pharma GmbH (Germany)
Rhone-Poulenc Rorer Limited (U.K.)
Rhone-Poulenc Indonesia Pharma (Indonesia)
Rhone-Poulenc Bangladesh Ltd. (Bangladesh)
Rhone-Poulenc Pharma (Cameroon)
Rhone-Poulenc Pharma AG (Switzerland)
Rhone-Poulenc Labo (France)
Rhone-Poulenc Rorer B.V. (Netherlands)
Rhone-Poulenc Rorer Inc. (Pa)
Rhone-Poulenc Rorer Holdings LTD (U.K.)
Rhone-Poulenc Rorer International Holdings Inc. (De)
Rhone-Poulenc Rorer Ireland Ltd. (Ireland)
Rhone-Poulenc Rorer Korea (Korea)
Rhone-Poulenc Rorer Japan, Inc. (Japan)
Rhone-Poulenc Rorer Canada Inc. (Canada)
Rhone-Poulenc Rorer GmbH (Germany)
Rhone-Poulenc Rorer de Venezuela, S.A.
Rhone-Poulenc Rorer Caribbean Inc. (Puerto Rico)
Rhone-Poulenc Rorer (El Salvador) S.A. DE C.V. (El Salvador)
Rhone-Poulenc Rorer Export LTD (UK)

                                                                      EXHIBIT 21

                            RHONE-POULENC RORER INC.

                                  SUBSIDIARIES

Rhone-Poulenc Rorer De Centro America (Guatemala) S.A. (Guatemala) Rorer International Ltd. (Hong Kong)
Rorer International Corporation (Pa)
Rorer S.A. Zug (Switzerland)
Rorer S.A. (Colombia)
Rorer Pharmaceuticals Limited (U.K.)
Rorer Pharmaceutical Pte. Ltd. (Singapore)
Rorer Ges.m.b.h. (Austria)
Rorer De Equador S.A. (Equador)
Rorer Biofarma S.A (Portugal)
Rorer A.G. (Switzerland)
Rorer Holdings B.V. (Netherlands)
Rorer Finanziaria S.p.A. (Italy)
Rorer (U.K.) Limited
Rorer Health Care Limited (U.K.)
Rorer Health Care Staff Pension Trustee Co. Limited (U.K.)
Rorer Health Care Staff Pensions Limited (U.K.)
Rorer GmbH (Germany)
Rorer Health Care Holdings Limited (U.K.)
RPC Inc. (De)
S.I.P.O.A. (Senegal)
Sedapharm (France)
Sopar Pharma (Belgium)
SPCA--Barcroft E.U.R.L. (France)
Specia (France)
Theraplix (France)
U.S. Ethicals Inc. (N.Y.)
Wampole Inc. (Canada)
Whitney Bay Insurance LTD. (Bermuda)